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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 registering 1,002,879 shares of common stock) pertaining to the Amended and Restated 1997 Long-Term Incentive Plan, Norton Drilling Services, Inc. 1997 Stock Option Plan and Norton Drilling Services, Inc. 1989 Stock Option Plan of our report dated February 18, 1999, with respect to the consolidated financial statements and schedule of UTI Energy Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young L.L.P.


                                            ERNST & YOUNG L.L.P.


Houston, Texas
August 24, 1999